Exhibit 10.10

DCB FINANCIAL CORP.

STOCK OPTION PLAN

SECTION 1.    Purpose of the Plan. The purpose of this DCB Financial Corp. Stock Option Plan (the “Plan”) is to encourage ownership of common stock, $5.00 par value, (“Common Stock”), of DCB Financial Corp., a Texas corporation (the “Company”), by eligible key officers of the Company and its subsidiary, Dallas City Bank, Dallas, Texas (the “Bank”) and to provide increased incentive for such officers to render services and to exert maximum effort for the business success of the Company and the Bank. Certain options to be granted under this Plan are intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), while other options granted under this Plan will be nonstatutory stock options which are not intended to qualify as ISOs (“Nonstatutory Options”), either or both as provided in the agreements evidencing the options as provided in Section 6 hereof.

SECTION 2.    Administration of the Plan.

(a)    Composition of Committee. The Plan shall be administered by a committee (the “Committee”) designated by the Board of Directors of the Company (the “Board”), which shall also designate the Chairman of the Committee. The Committee shall be comprised solely of Directors that are not also officers of the Bank.

(b)    Committee Action. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority vote of its members at a meeting duly called and held. Before decisions of the Committee may be effective, they must be ratified by the entire Board of Directors, with any Director having an interest in the matter abstaining from the debate and vote on the action directly related to the Director. The Committee may designate the Secretary of the Bank or other Bank employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute award agreements or other documents on behalf of the Committee and the Company. Any duly constituted committee of the Board satisfying the qualifications of this Section 2 may be appointed as the Committee.

(c)    Committee Expenses. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Bank. The Committee may employ attorneys, consultants, accountants or other persons as the Committee deems necessary in performing its duties.

SECTION 3.    Stock Reserved for the Plan. Subject to adjustment as provided in Section 6(k) hereof, the aggregate number of shares of Common Stock that may be optioned under the Plan is 100,000. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the options granted under the Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be canceled prior to its exercise in full, the shares theretofore subject to such option may again be made subject to an option under the Plan.

SECTION 4.    Eligibility. The persons eligible to participate in the Plan as a recipient of options (“Optionee”) shall include only officers of the Bank at the time the option is granted. An officer who has been granted an option hereunder may be granted an additional option or options, if the Committee shall so determine.

SECTION 5.    Grant of Options.

(a)    Committee Discretion. Subject to the provisions of Section 2 hereof, the Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those key officers of the Bank who are to receive options under the Plan, (ii) to determine the number of shares of Common Stock to be covered by such options and the terms thereof, and (iii) to determine the type of option granted: ISO, Nonstatutory Option or a combination of ISO and Nonstatutory Options. The Committee shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement (the “Option Agreement”). Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the Options Agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(b)    Stockholder Approval. All options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the Board meeting held to approve the Plan, by affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote thereat or by written consent in accordance with the laws of the State of Texas: provided that if such approval by the stockholders of the Company is not forthcoming, all options previously granted under this Plan shall be void.

(c)    Limitation on Incentive Stock Options. The aggregate fair market value (determined in accordance with Section 6(b) of this Plan at the time the option is granted) of the Common Stock with respect to which ISOs may be exercisable for the first time by any Optionee during the calendar year under all such plans of the Company shall not exceed $100,000.

SECTION 6.    Terms and Conditions. Each option granted under the Plan shall be evidenced by an Option Agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

(a)    Option Period. The Committee shall promptly notify the Optionee of the option grant and an Option Agreement shall promptly be executed and delivered by and on behalf of the Company and the Optionee, provided that the option grant shall expire if an Option Agreement is not signed by said Optionee (or his agent or attorney) and returned to the Company within 60 days from date of receipt by the Optionee and such Option Agreement. The date of grant shall be the date the option is actually granted by the Committee, even though the written option Agreement may be executed and delivered by the Company and the Optionee after that date. Each Option Agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years from the date of the grant) and shall provide that the option shall expire at the end of such period. If the original term of an option is less than ten years from the date of grant, the option may be amended prior to its expiration, with the approval of the Committee and the Optionee, to extend the term so that the term as amended is not more than ten years from the date of grant. However, in the case of an ISO granted to an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company (“Ten Percent Stockholder”), such period shall not exceed five years from the date of the grant.

(b)    Option Price. The purchase price of each share of Common Stock subject to each option granted pursuant to the Plan shall be determined by the Committee at the time the option is granted and, in the case of ISOs, shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted, as determined by the Committee. In the case of an ISO granted to a Ten Percent Stockholder, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date the option is granted. The purchase price of each share of Common Stock subject to a Nonstatutory Option under this Plan shall be determined by the Committee prior to granting for each share subject to a Nonstatutory Option at such price as the Committee, in its sole discretion, shall determine; provided however, the purchase price of each share of Common Stock subject to a Nonstatutory Option shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted as determined by the Committee.

For all purposes under the Plan, the Common Stock subject to an option under this Plan shall be deemed as minority interest Common Stock and the fair market value of the Common Stock shall be the book value of the Common Stock as determined by the financial statements of the Company prepared in accordance with generally accepted accounting principals on the date of the determination of the fair market value of the Common Stock.

(c)    Exercise Period. All Option Agreements must provide that an option may be exercised only in not less than three equal installments such that the option shall become exercisable with respect to not less than 33 1/3% of the option shares on each anniversary of the effective date of the grant during a period of not less than three years following the effective date of the grant. Notwithstanding the foregoing, each outstanding option shall become immediately fully exercisable as provided in Section 6(j) of this Plan. The actual exercise period shall be determined by the Committee and set forth in the stock option agreement.

An option may be exercised when installments accrue and at any time thereafter as set forth in the stock option agreement, subject to any limitations or restrictions on the right of exercise contained in this Plan or in such stock option agreement.

No portion of any option may be exercisable prior to the approval of the Plan by the stockholders of the Company.

(d)    Procedure for Exercise. Options shall be exercised by the delivery of written notice to the Secretary of the Company setting forth the number of shares with respect to which the option is being exercised. Such notice shall be accompanied by cash or cashier’s check, bank draft, postal or express money order payable to the order of the Company or the surrender in the proper form for transfer of certificates evidencing shares of Common Stock having an aggregate book value equal to the aggregate exercise price of the options being exercised in exchange therefore. Notice also may be delivered by facsimile or telecopy provided that the purchase price of such shares is delivered to the Company via wire transfer on the same day the facsimile or telecopy is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An Optionee shall be deemed to be a stockholder with respect to shares covered by an option on the date the Company receives such written notice and such option payment.

As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the Optionee’s name or such other name as Optionee directs; provided, however, such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee at the address specified pursuant to this Section 6(d).

(e)    Termination of Employment. If an officer to whom an option is granted ceases to be employed by the Bank by resignation or dismissal for “cause”, any option which is not yet subject to exercise and any option which is exercisable on the date of such termination of employment shall expire upon the effective date of such termination of employment. This section shall not apply if an officer to whom an option is granted ceases to be employed by the Bank by resignation for “good reason”.

For the purposes of this Plan, “cause” shall mean: (1) the continued failure by the employee or officer to perform his duties with the Bank (other than any such failure resulting from incapacity due to temporary physical or temporary mental illness), after a written demand for performance is delivered to the officer by the Bank which identifies the manner in which the Bank believes that the officer has not performed his duties; (2) the engaging by the officer in misconduct materially injurious to the Bank; (3) an act of fraud, embezzlement or theft by the officer in connection with his duties or in the course of his employment with the Bank; (4) wrongful damage by the officer to property of the Bank; (5) wrongful disclosure by the officer of trade secrets or confidential information of the Bank; (6) any material violation of any material banking law, rule or regulation or any cease and desist order or other regulatory administrative action; (7) any act by the officer involving felonious criminal conduct or criminal conduct of moral turpitude; or (8) breach of fiduciary duty owed to the Bank.

For the purposes of this Plan, “good reason” shall mean: (1) without “cause” or his express written consent, the assignment to the officer of any duties detrimentally and materially inconsistent with the positions, duties, responsibilities and status with the Bank; or (2) without “cause”, a reduction by the Bank in the officer’s compensation or benefits.

(f)    Disability or Death of Optionee. In the event of the determination of disability or death of an Optionee under the Plan while he/she is employed by the Bank, the options previously granted to him/her may be exercised (to the extent he/she would have been entitled to do so at the date of the determination of disability or death) at any time and from time to time by the former officer, the guardian of his/her estate or by the person or persons to whom his/her rights under the option shall pass by will or the laws of descent and distribution, but in no event may the option be exercised after its expiration under the terms of the Option Agreement. An Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he/she is incapable of performing services for the Company and/or the Bank of the kind he/she was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

(g)    Assignability. An option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution. During the lifetime of an Optionee, an option shall be exercisable only by him/her.

(h)    Incentive Stock Options. Each Option Agreement may contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify an option designated as an ISO.

(i)    No Rights as Stockholder. No Optionee shall have any rights as a stockholder with respect to shares covered by an option until the option is exercised by the written notice and accompanied by payment as provided in Section 6(d) of this Plan.

(j)    Extraordinary Corporate Transactions; Acceleration. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustment, recapitalization, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether, of a similar character or otherwise. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a “Fundamental Change”), then thereafter upon any exercise or vesting of an option theretofore granted the Optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a “group” as contemplated by the Change in Bank Control Act) acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) the Company or the Bank are to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company or the Bank before such election shall cease to constitute a majority of the Board (each such event in clauses (i) through (v) above is referred to herein as a “Corporate Change”), then the time at which all or a portion of an Optionee’s options may be vested shall be accelerated and all options shall be immediately and fully exercisable.

(k)    Issuance of Additional Shares. Except as hereinbefore expressly provided, (i) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock or (iii) the occurrence of any similar transaction, and in any case whether or not the fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to options theretofore granted or the purchase price per share, unless the Committee shall determine that an adjustment is necessary to provide equitable treatment to an Optionee. Notwithstanding anything to the contrary contained in this Plan, the Committee may in its sole discretion accelerate the time at which any option may be vested, including, but not limited to, upon the occurrence of the events specified in this Section 6 (k).

(1)    Capital Call. If any governmental agency which has jurisdiction over the Company or the Bank requires the Bank to increase its capital, the expiration date of the Option shall be amended to be the date established by the Board of Directors of the Company at their sole discretion or as required by the governmental agency mandating the increase in capital. Failure to exercise the Option prior to the expiration date (whether as set forth herein or as amended pursuant to a regulatory agency mandated increase in capital) shall cause the termination of the Option and the Employee shall have no further right to exercise the Option.

SECTION 7.    Amendments or Termination. The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Optionee, without his/her consent, under any option theretofore granted, or which, without the approval of the stockholders, would: (i) except as is provided in Section 6(j) or 6(k) of the Plan, increase the total number of shares reserved for the purposes of the Plan, (ii) change the class of persons eligible to participate in the Plan as provided in Section 4 of the Plan, (iii) extend the applicable maximum option period provided for in Section 6(a) of the Plan, (iv) extend the expiration date of this Plan set forth in Section 14 of the Plan, (v) except as provided in Section 6(j) of the Plan, decrease to any extent the option price of any option granted under the plan or (vi) withdraw the administration of the Plan from the Committee.

SECTION 8.    Compliance with Other Laws and Regulations. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for in subparagraph 6(j) shall be subject to any shareholder action required by the laws and regulations governing Texas corporations domiciled in Texas.

SECTION 9.    Purchase for Investment. Unless the options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an option under this Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 10.    Replacement of Options. The Committee from time to time may permit an Optionee under the Plan to surrender for cancellation any unexercised outstanding option and receive from the Company in exchange an option for such number of shares of Common Stock as may be designated by the Committee. The Committee may, with the consent of the person entitled to exercise any outstanding option, amend such option, including reducing the exercise price of any option to not less than the fair market value of the Common Stock at the time of the amendment and extending the term thereof.

SECTION 11.    Employment and Repurchase Right.

(a)    No Right to Employment. Nothing in this Plan or as a result of any option granted pursuant to this Plan shall confer to an individual any right to continue in the employ of the Bank or interfere in any way with the right of the Bank to terminate an individual’s employment at any time. An Option Agreement may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

(b)    Right to Repurchase. In the event the employment of an Optionee by the Company shall terminate for any reason, the Company shall have the right, but not the obligation, to repurchase any shares of Common Stock acquired by an Optionee pursuant to the exercise of an option granted pursuant to the Plan. The repurchase price shall be equal to the book value. If the Company desires to exercise such right to repurchase, the Company shall give written notice to an Optionee or his heirs or representatives within sixty (60) days of the date of termination of such Optionee’s employment. Within ten (10) days of the date of such notice, the Company shall deliver to such an Optionee the repurchase price in cash (payable in the form of a check) and such Optionee shall deliver to the Company certificates evidencing the shares of Common Stock being repurchased duly endorsed and in proper form for transfer.

SECTION 12.    Liability of Company. The Company shall not be liable to an Optionee or other persons as to:

(a)    The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)    Tax Consequences. Any tax consequence expected, but not realized, by an Optionee or other person due to the exercise of any option granted hereunder.

SECTION 13.    Effectiveness and Expiration of Plan. The Plan shall be effective on the date the Board adopts the Plan. If the stockholders of the Company fail to approve the Plan within twelve months of the date the Board approved the Plan, the Plan shall terminate and all options previously granted under the Plan shall become void and of no effect The Plan shall expire ten years after the date the Board approved the Plan and thereafter no option shall be granted pursuant to the Plan.

SECTION 14.    Non-Exclusivity of the Plan. Neither the adoption by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 15.    Governing Law. This Plan and any Option Agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Texas and applicable federal law.

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by the Board of Directors of the Company has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of this 1st day of December, 2003.

DCB FINANCIAL CORP.

By:	/s/ Robert W. Wightman
Robert W. Wightman, President

ATTEST:

/s/ Lewis Merritt
Secretary

DCB FINANCIAL CORP.

2005 AMENDMENTS

TO

STOCK OPTION PLAN

On August 15, 2005, the Board of Directors of DCB Financial Corp. approved certain amendments to the Stock Option Plan, increasing the number of shares reserved under the Plan to 150,000 shares, and expanding eligibility for participation in the Plan to non employee directors. These amendments were approved by shareholders on September 19, 2005. Accordingly, the Stock Option Plan is amended as follows:

Section 3 of the Plan is amended to substitute 150,000 for 100,000. Accordingly, 150,000 shares of Common Stock are reserved for issuance under the Plan.

Section 4 of the Plan is hereby amended to read in its entirety as follows:

“SECTION 4. Eligibility. The persons eligible to participate in the Plan as a recipient of options (“Optionee”) shall include only individuals who are directors, officers and employees of the Company and/or the Bank at the time the option is granted. An Optionee who has been granted an option hereunder may be granted an additional option or options, if the Committee shall so determine.”

All other terms of the Plan shall remain unchanged and the Plan shall remain in full force and effect.

This document is to evidence the amendment of the Plan as approved by the Board of Directors and Shareholders.

Dated effective as of September 19, 2005.

/s/ Harold L. Campbell	/s/ Lewis Merritt
Harold L. Campbell	Lewis Merritt
Chairman of the Board	Secretary

2015 AMENDMENT TO THE

DCB FINANCIAL CORP. STOCK OPTION PLAN

This 2015 Amendment (this “Amendment”) to the DCB Financial Corp. Stock Option Plan, dated December 1, 2003 (as amended, the “Plan”) is made effective as of the 27th day of March, 2015.

WITNESSETH:

WHEREAS, DCB Financial Corp., a Texas corporation (“DCB”), adopted the Plan to encourage ownership of DCB common stock by eligible key directors, officers and employees of DCB and its subsidiaries and to provide increased incentive for such individuals to render serves and to exert maximum effort for the business success of DCB and its subsidiaries;

WHEREAS, DCB has entered into an Agreement and Plan of Reorganization, dated as of January 6, 2015 (the “Reorganization Agreement”), which provides for the acquisition of DCB by Guaranty Bancshares, Inc., a Texas corporation (“Guaranty”), through the merger of DCB with and into GBI-DCB Acquisition Corporation, a newly-formed Texas corporation and wholly-owned subsidiary of Guaranty (the “Merger”);

WHEREAS, under Section 2.6 of the Reorganization Agreement, all options to purchase DCB common stock, whether vested or unvested, that are outstanding and unexercised at the effective time of the Merger will be assumed by Guaranty, without any action on the part of the holders of such options, and converted into the right to purchase shares of Guaranty common stock on the same terms and conditions that were applicable to such options prior to the Merger (other than the number of options and exercise price);

WHEREAS, Guaranty, as successor to DCB, will assume all rights, obligations and privileges of DCB under the Plan and will administer the Plan with respect to all outstanding options to purchase shares of DCB common stock that are converted into options to purchase Guaranty common stock under the terms of Section 2.6 of the Reorganization Agreement; and

WHEREAS, Section 7 of the Plan provides that the Board may from time to time amend the Plan, subject to the conditions described therein.

NOW, THEREFORE, the Plan is amended as follows, effective as of the date set forth above:

1.    Plan Successor. All references in the Plan to DCB Financial Corp. and the “Company” shall be deemed references to Guaranty Bancshares, Inc., as successor to DCB, effective March 27, 2015. All references in the Plan to Dallas City Bank, a Texas state banking association and wholly-owned subsidiary of DCB whose name was changed to Preston State Bank (“PSB”) after adoption of the Plan, and the “Bank” shall be deemed references to Guaranty Bank & Trust, N.A., a national banking association and wholly-owned subsidiary of Guaranty, as successor to PSB.

2.    Number of Shares and Exercise Price of Outstanding Awards. The number of shares of Guaranty common stock subject to each outstanding option under the Plan, and the exercise price of each outstanding option issued under the Plan, shall be adjusted under the terms of Section 2.6 of the Reorganization Agreement, as reflected on Exhibit A hereto.

3.    Continuing Effect. All other terms, provisions, conditions, covenants, representations and warranties contained in the Plan are not modified by this Amendment and shall continue in full force and effect as originally written. As hereby modified and amended, all of the terms and provisions of the Plan are ratified and confirmed.

[Signature Page Follows]

2

[Signature Page to 2015 Amendment to DCB Financial Corp. Stock Option Plan]

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has executed this Amendment as of the date first above written.

GUARANTY BANCSHARES, INC.

By:	/s/ Tyson T. Abston
Tyson T. Abston
Chairman and Chief Executive Officer

Exhibit A

Option Holder:	Original Number of Options to purchase shares of DCB common stock	Converted Number of Options to purchase shares of Guaranty common stock as a result of the Merger	Original Exercise Price with respect to shares of DCB common stock	Converted Exercise Price with respect to shares of Guaranty common stock as a result of the Merger
Dwight Delfeld	1,000	670	$8.00	$11.94
Terry Lain	2,000	1,340	$8.00	$11.94
Lois McAnally	1,000	670	$8.00	$11.94
Wayne Reynolds	7,000	4,688	$8.00	$11.94
Deb Tessmer	7,500	5,023	$8.00	$11.94